SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: (Date of earliest event reported)  July 9, 2009

THE BEARD COMPANY
(Exact name of registrant as specified in its charter)

Oklahoma	001-12396	73-0970298
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Harvey Parkway 301 N.W. 63rd Street, Suite 400 Oklahoma City, Oklahoma 73116
(Address of principal executive offices) (Zip Code)

(405) 842-2333
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Information to be Included in the Report:

Item 2.02  Results of Operations and Financial Condition.

At its Annual Meeting of Shareholders held on July 9, 2009, the Company made a Power Point presentation. Included therein were two slides depicting the recent significant improvement in the Company’s financial condition.

The first slide contained comparative balance sheets showing the change in the Company’s condition between December 31, 2008 and May 31, 2009. During the period (i) cash and cash equivalents increased $2.390,000; (ii) net property, plant and equipment decreased by only $242,000, reflecting the sale of the Company’s remaining interest in the McElmo Dome CO2 field which was sold for $5,200,000; (iii) total debt decreased $1,247,000; and (iv) shareholders’ equity (deficiency) increased $4,236,000, from $(3,012.000) to $1,224,000. A copy of this slide is attached as Exhibit 99.1.

The second slide included selected financial data which reflects the strong improvement in certain elements of the Company’s financial performance between December 31, 2007 and May 31, 2009. Of particular note during the period were: (i) the improved earnings trend; (ii) the $10,409,000 increase in shareholders’ equity; (iii) the $6,500,000 reduction in total debt; (iv) the 951% increase in Market Capitalization; and (v) the $5,280,000 increase in working capital. A copy of this slide is attached as Exhibit 99.2.

Item 8.01  Other Events.

In response to several questions at the Shareholders’ Meeting concernng the current activities of Geohedral, LLC, the Chairman read a prepared statement. In his remarks, the Chairman noted that Geohedral is in the middle of a $1,800,000 cash call from its Members to give it the necessary funds to move forward on its mineral exploration and development project in southeastern Alaska. A copy of his statement is attached as Exhibit 99.3.

Item 9.01  Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are filed with this Form 8-K and are identified by the numbers indicated.

Exhibit No.	Description

99.1	May 31, 2009 and December 31, 2008 Balance Sheets.
99.2	Investment Data and Selected Financial Data.
99.3	Statement concerning Geohedral’s current activities.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE BEARD COMPANY

/s/ Herb Mee, Jr.
Herb Mee, Jr., President

July 14, 2009

EXHIBIT INDEX

Exhibit No.	Description	Method of Filing

99.1	May 31, 2009 and December 31, 2008 Balance Sheets.	Filed herewith electronically

99.2	Investment Data and Selected Financial Data.	Filed herewith electronically

99.3	Statement concerning Geohedral’s current activities.	Filed herewith electronically

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